EXHIBIT 10.1

DELTA PETROLEUM CORPORATION

2009 PERFORMANCE AND EQUITY INCENTIVE PLAN

1. Purpose of the Plan

The purpose of this Delta Petroleum Corporation 2009 Performance and Equity Incentive Plan is provide incentives to selected employees and directors of the Company and its Subsidiaries, and selected non-employee consultants and advisors to the Company and its Subsidiaries, who contribute, and are expected to contribute to the Company’s success and to create stockholder value.

2. Definitions

As used in the Plan, the following definitions apply to the terms indicated below:

(a) “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b) “Award Agreement” shall mean any written agreement between the Company and a Participant evidencing the grant, and other terms and conditions of an award, which shall be, in each case, as determined by the Committee and subject to the terms and conditions of the Plan.

(c) “Board” shall mean the Board of Directors of the Company.

(d) “Cash Bonus” shall mean an award of a bonus payable in cash pursuant to Section 13 hereof.

(e) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person other than an entity owned or controlled by Kirk Kerkorian becomes the owner, directly or indirectly, of securities of the Company representing more than forty percent (40%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur;

(iv) there is consummated a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(v) individuals who, on the date this Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board;

provided, however, that any new Board member shall, for purposes of this Plan, be considered as a member of the Incumbent Board if the appointment or election (or nomination for election) of such new Board member was approved or recommended by at least fifty percent (50%) of the members of the Incumbent Board, provided that the members of the Incumbent Board, at the time of such election or nomination, constitute a majority of the Board.

The term “Change in Control” shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company. Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an Award Agreement shall supersede the foregoing definition with respect to awards subject to such Award Agreement (it being understood, however, that if no definition of Change in Control or any analogous term is set forth in such Award Agreement, the foregoing definition shall apply).

(f) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(g) “Committee” shall mean the compensation committee of the Company’s Board or another committee of the Board comprised solely of one or more directors or such number of directors as may be required by applicable law.

(h) “Common Shares” shall mean shares of the Company’s common stock, $.01 par value per share.

(i) “Company” shall mean Delta Petroleum Corporation, a Delaware corporation.

(j) “Eligible Person” means any person who is either: (i) an officer (whether or not a director) or employee of the Company or one of its Subsidiaries; (ii) a director of the Company or one of its Subsidiaries; or (iii) an individual consultant or advisor who renders or has rendered bona fide services to the Company or one of its Subsidiaries and who is selected to participate in this Plan by the Committee; provided, however, that a person who is otherwise an Eligible Person under clause (iii) above may participate in this Plan only if such participation would not adversely affect either the Company’s eligibility to use Form S-8 to register under the Securities Act, the offering and sale of shares issuable under this Plan by the Company or the Company’s compliance with any other applicable laws.

(k) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(l) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) an entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(m) “Fair Market Value” means, as of any date, unless otherwise determined or provided by the Committee in the circumstances, the last sale price for a Common Share as furnished by the NASDAQ Global Select Market (“NASDAQ”) or other principal stock exchange on which the Company’s Common Shares are then listed for the date in question or, if no sales of Common Shares were reported by NASDAQ or other such exchange on that date, the last price for a Common Share as furnished by the NASDAQ or other such exchange for the next preceding day on which sales of Common Shares were reported by NASDAQ. If the Common Shares are no longer listed or is no longer actively traded on NASDAQ or listed on a principal stock exchange as of the applicable date, the Fair Market Value of the Common Shares shall be the value as reasonably determined by the Committee for purposes of the award in the circumstances.

(n) “Incentive Stock Option” shall mean an Option which is an “incentive stock option” within the meaning of Section 422 of the Code and which is identified as an Incentive Stock Option in the applicable Award Agreement.

(o) “Issue Date” shall mean the date established by the Committee on which certificates representing Common Shares shall be issued by the Company.

(p) “Non-Qualified Stock Option” shall mean an Option which is not an Incentive Stock Option and which is identified as a Non-Qualified Stock Option in the applicable Award Agreement.

(q) “Option” shall mean an option to purchase a certain number of Common Shares during a specified period as determined by the Committee granted pursuant to Section 7 of this Plan. Each Option shall be identified as either an Incentive Stock Option or a Non-Qualified Stock Option in the applicable Award Agreement.

(r) “Participant” shall mean a person who is eligible to participate in the Plan and to whom an award has been granted pursuant to this Plan.

(s) “Person” shall mean a “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act.

(t) “Phantom Stock” shall mean the right to receive in cash the Fair Market Value of Common Shares, which right is granted pursuant to Section 11 of this Plan and subject to the terms and conditions contained therein.

(u) “Plan” shall mean the Delta Petroleum Corporation 2009 Performance and Equity Incentive Plan, as it may be amended from time to time.

(v) “Restricted Stock” shall mean a Common Share granted pursuant to Section 9 of this Plan and subject to certain restrictions set forth in this Plan and in the applicable Award Agreement.

(w) “RSU” shall mean a restricted stock unit, which represents the right to receive from the Company on the respective scheduled vesting or payment date, one Common Share granted pursuant to Section 10 hereof.

(x) “SAR” shall mean a stock appreciation right granted pursuant to Section 8 of this Plan.

(y) “Securities Act” shall mean the Securities Act of 1933, as amended.

(z) “Stock Bonus” shall mean a grant of a bonus payable in Common Shares pursuant to Section 12 of this Plan

(aa) “Subsidiary” shall mean any entity which, at the time of reference, the Company owns directly or indirectly, stock or other equity comprising more than forty percent of the total combined voting power of all classes of stock or equity of such entity.

(bb) “Vesting Date” shall mean the date established by the Committee on which an award, such as a share of Restricted Stock or Phantom Stock, may vest.

3. Common Shares Subject to the Plan.

(a) Shares Available.  Subject to the provisions of Section 16(a), the capital stock that may be delivered under this Plan shall be authorized but unissued Common Shares and any Common Shares held as treasury shares.

(b) Share Limits.  The maximum number of Common Shares that may be delivered pursuant to awards granted to Eligible Persons under this Plan shall be 30,000,000 (the “Share Limit”). The following limits also apply with respect to awards granted under this Plan:

(1) The maximum number of Common Shares that may by delivered pursuant to Options qualified as Incentive Stock Options granted under this Plan is 30,000,000 shares.

(2) The maximum number of Common Shares subject to any Options and SARs that are granted during any calendar year to any individual under this Plan is 1,000,000 shares.

(3) Additional limits with respect to Performance-Based Awards are set forth in Section 6(b)(3).

Each of the foregoing numerical limits is subject to adjustment as contemplated by Section 3(c), Section 16(a) and Section 25.

(c) Awards Settled in Cash, Reissue of Awards and Shares.  To the extent that an award is settled in cash or a form other than Common Shares, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under this Plan. Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again be available for subsequent awards under this Plan. The foregoing adjustments to the share limits of this Plan are subject to any applicable limitations under Section 162(m) of the Code with respect to awards intended as performance-based compensation thereunder.

(d) Reservation of Shares; No Fractional Shares; Minimum Issue.  The Company shall at all times reserve a number of Common Shares sufficient to cover the Company’s obligations and contingent obligations to deliver shares with respect to awards then outstanding under this Plan (exclusive of any dividend equivalent obligations to the extent the Company has the right to settle such rights in cash). No fractional shares shall be delivered under this Plan. The Committee may pay cash in lieu of any fractional shares in settlements of awards under this Plan.

4. Administration of the Plan.

(a) The Plan shall be administered by the Committee. With respect to awards intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Code, this Plan shall be administered by a committee consisting solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code); provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. Award grants, and transactions in or involving awards, intended to be exempt under Rule 16b-3 under the Exchange Act, must be duly and timely authorized by the Board or a committee consisting solely of two or more non-employee directors (as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act). To the extent required by any applicable listing agency, this Plan shall be administered by a committee composed entirely of independent directors (within the meaning of the applicable listing agency). Awards granted to non-employee directors shall not be subject to the discretion of any officer or employee of the Company and shall be administered exclusively by a committee consisting solely of independent directors.

(b) Powers of the Committee.  Subject to the express provisions of this Plan, the Committee is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within the authority delegated to that committee or person(s)), including, without limitation, the authority to:

(1) determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive an award under this Plan;

(2) grant awards to Eligible Persons, determine the price at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of such awards consistent with the express limits of this Plan, establish the installments (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such awards;

(3) approve the forms of Award Agreements (which need not be identical either as to type of award or among Participants);

(4) construe and interpret this Plan and any agreements defining the rights and obligations of the Company, its Subsidiaries, and Participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

(5) cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 23(e);

(6) accelerate or extend the vesting or exercisability or extend the term of any or all such outstanding awards (in the case of Options or SARs, within the maximum ten-year term of such awards) in such circumstances as the Committee may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature) subject to any required consent under Section 23(e);

(7) adjust the number of Common Shares subject to any award, adjust the price of any or all outstanding awards or otherwise change previously imposed terms and conditions, in such circumstances as the Committee may deem appropriate, in each case subject to Sections 3, 16 and 23 and the applicable requirements of Code Section 162(m) and Treasury Regulations thereunder with respect to awards that are intended to satisfy the requirements for performance-based compensation under Section 162(m), and provided that in no case (except due to an adjustment contemplated by Section 16 or any repricing that may be approved by stockholders) shall such an adjustment constitute a repricing (by amendment, cancellation and regrant, exchange or other means) of the per share exercise or base price of any award, and further provided that any adjustment or change in terms made pursuant to this Section 4(b)(7) shall be made in a manner that, in the good faith determination of the Committee will not likely result in the imposition of additional taxes or interest under Section 409A of the Code;

(8) determine the date of grant of an award, which may be a designated date after but not before the date of the Committee’s action (unless otherwise designated by the Committee, the date of grant of an award shall be the date upon which the Committee took the action granting an award);

(9) determine whether, and the extent to which, adjustments are required pursuant to Section 14 hereof and authorize the termination, conversion, substitution or succession of awards upon the occurrence of an event of the type described in Section 16;

(10) acquire or settle (subject to Sections 6(e), 16 and 23) rights under awards in cash, stock of equivalent value, or other consideration; and

(11) determine the Fair Market Value of the Common Shares or awards under this Plan from time to time and/or the manner in which such value will be determined.

(c) Binding Determinations.  Any action taken by, or inaction of, the Company, any Subsidiary, or the Committee relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor the Committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

(d) Reliance on Experts.  In making any determination or in taking or not taking any action under this Plan, the Board or a committee, as the case may be, may obtain and may rely upon the advice of experts, including employees and professional advisors to the Company. No director, officer or agent of the Company or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.

(e) Delegation.  The Committee may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company or any of its Subsidiaries or to third parties.

5. Eligibility.  The Committee may grant awards under this Plan only to those persons that the Committee determines to be Eligible Persons. An Eligible Person who has been granted an award may, if otherwise eligible, be granted additional awards if the Committee shall so determine.

6. Awards.

(a) Types and Form of Awards.  The Committee shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Company or one of its Subsidiaries. The types of awards that the Committee may grant to Eligible Persons under this Plan include: (i) Options, including Incentive

Stock Options and Non-Qualified Stock Options, (ii) SARs, (iii) Restricted Stock, (iv) RSUs, (v) Phantom Stock, (vi) Stock Bonuses, (vii) performance stock, dividend equivalents, or similar rights to purchase or acquire Common Shares, whether at a fixed or variable price or ratio related to the Common Shares, upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof, (viii) any similar securities with a value derived from the value of or related to the Common Shares and/or returns thereon; (ix) Cash Bonuses.

(b) Section 162(m) Performance-Based Awards.  Without limiting the generality of the foregoing, any of the types of awards listed in Sections 6(a)(iii) through 6(a)(viii) above may be, and Options and SARs granted with an exercise or base price not less than the Fair Market Value of a Common Share at the date of grant (“Qualifying Options” and “Qualifying SARs,” respectively) typically will be, granted as awards intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code (“Performance-Based Awards”). The grant, vesting, exercisability or payment of Performance-Based Awards may depend (or, in the case of Qualifying Options or Qualifying SARs, may also depend) on the degree of achievement of one or more performance goals relative to a pre-established targeted level or levels using the Business Criteria provided for below for the Company on a consolidated basis or for one or more of the Company’s Subsidiaries, segments, divisions or business units, or any combination of the foregoing. Such criteria may be evaluated on an absolute basis or relative to prior periods, industry peers, or stock market indices. Any Qualifying Option or Qualifying SAR shall be subject to the requirements of Section 6(b)(1) and 6(b)(3) in order for such award to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Any other Performance-Based Award shall be subject to all of the following provisions of this Section 6(b).

(1) Class; Committee.  The eligible class of persons for Performance-Based Awards under this Section 6(b) shall be officers and employees of the Company or one of its Subsidiaries. The Committee approving Performance-Based Awards or making any certification required pursuant to Section 6(b)(4) must be constituted as provided in Section 4(a) for awards that are intended as performance-based compensation under Section 162(m) of the Code.

(2) Performance Goals.  The specific performance goals for Performance-Based Awards (other than Qualifying Options and Qualifying SARs) shall be, on an absolute or relative basis, established based on such business criteria as selected by the Committee in its sole discretion (“Business Criteria”), including the following: earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), total stockholder return, gross revenue, revenue growth, operating income (before or after taxes), net earnings (before or after interest, taxes, depreciation and/or amortization), return on equity, capital employed, or on assets or on net investment, cost containment or reduction, operating margin, debt reduction, finding and development costs, production growth or production growth per share, reserve replacement or reserves per share growth or any combination thereof. These terms are used as applied under generally accepted accounting principles or in the financial reporting of the Company or of its Subsidiaries. To qualify awards as performance-based under Section 162(m), the applicable Business Criterion (or Business Criteria, as the case may be) and specific performance goal or goals (“targets”) must be established and approved by the Committee during the first 90 days of the performance period (and, in the case of performance periods of less than one year, in no event after 25% or more of the performance period has elapsed) and while performance relating to such target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code. Performance targets shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Committee provides otherwise at the time of establishing the targets; provided that the Committee may not make any adjustment to the extent it would adversely affect the qualification of any compensation payable under such performance targets as “performance-based compensation” under Section 162(m). The applicable performance measurement period may not be less than 3 months nor more than 10 years.

(3) Form of Payment; Maximum Performance-Based Award.  Grants or awards under this Section 6(b) may be paid in cash or Common Shares or any combination thereof. Grants of Qualifying Options and Qualifying SARs to any one Participant in any one calendar year shall be subject to the limit set forth in Section 3(b)(2). The maximum number of Common Shares which may be delivered pursuant to Performance-

Based Awards (other than Qualifying Options and Qualifying SARS) to any one Participant in any one calendar year shall not exceed 1,000,000 shares, either individually or in the aggregate, subject to adjustment as provided in Section 14(a). In addition, the aggregate amount of cash compensation to be paid to any one Participant in respect of all Performance-Based Awards in any one calendar year shall not exceed $1,500,000. Awards that are cancelled during the year shall be counted against these limits to the extent required by Section 162(m) of the Code.

(4) Certification of Payment.  Before any Performance-Based Award under this Section 6(b) (other than Qualifying Options and Qualifying SARs) is paid and to the extent required to qualify the award as performance-based compensation within the meaning of Section 162(m) of the Code, the Committee must certify in writing that the performance target(s) and any other material terms of the Performance-Based Award were in fact timely satisfied.

(5) Reservation of Discretion.  The Committee will have the discretion to determine the restrictions or other limitations of the individual awards granted under this Section 6(b) including the authority to reduce awards, payouts or vesting or to pay no awards, in its sole discretion, if the Committee preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.

(6) Expiration of Grant Authority.  As required pursuant to Section 162(m) of the Code and the regulations promulgated thereunder, the Committee’s authority to grant new awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code (other than Qualifying Options and Qualifying SARs) shall terminate upon the first meeting of the Company’s stockholders that occurs in the fifth year following the year in which the Company’s stockholders first approve this Plan.

(c) Award Agreements.  Each award shall be evidenced by a written or electronic Award Agreement in the form approved by the Committee and, if required by the Committee, executed by the recipient of the award. The Committee may authorize any officer of the Company (other than the particular award recipient) to execute any or all Award Agreements on behalf of the Company (electronically or otherwise). The Award Agreement shall set forth the material terms and conditions of the award as established by the Committee consistent with the express limitations of this Plan.

(d) Deferrals and Settlements.  Payment of awards may be in the form of cash, Common Shares, other awards or combinations thereof as the Committee shall determine, and with such restrictions as it may impose. The Committee may also require or permit Participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under this Plan. The Committee may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

(e) Consideration for Common Shares or Awards.  The purchase price for any award granted under this Plan or the Common Shares to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Committee, including, without limitation, one or a combination of the following methods:

•	services rendered by the recipient of such award, if authorized by the Committee;

•	cash, check payable to the order of the Company, or electronic funds transfer;

•	notice and third party payment in such manner as may be authorized by the Committee;

•	the delivery of previously owned Common Shares;

•	by a reduction in the number of shares otherwise deliverable pursuant to the award; or

•	subject to such procedures as the Committee may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

In the event that the Committee allows a Participant to exercise an award by delivering Common Shares previously owned by such Participant and unless otherwise expressly provided by the Committee, any shares delivered which were initially acquired by the Participant from the Company (upon exercise of an Option or otherwise) must have been owned by the Participant at least six months as of the date of delivery. Common Shares used to satisfy the exercise price of an Option shall be valued at their Fair Market Value on the date of exercise. The Company will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 18 and any other conditions to exercise or purchase, as established from time to time by the Committee, have been satisfied. Unless otherwise expressly provided in the applicable Award Agreement, the Committee may at any time eliminate or limit a Participant’s ability to pay the purchase or exercise price of any award or shares by any method other than cash payment to the Company.

(f) Transfer Restrictions.

(1) Limitations on Exercise and Transfer.  Unless otherwise expressly provided in (or pursuant to) this Section 6(f), by applicable law and by the Award Agreement, as the same may be amended, (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised during the life of the Participant only by the Participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the Participant.

(2) Exceptions.  The Committee may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Committee may, in its sole discretion, establish in writing (provided that any such transfers of Incentive Stock Options shall be limited to the extent permitted under the federal tax laws governing Incentive Stock Options). Any permitted transfer shall be subject to compliance with applicable federal and state securities laws.

(3) Further Exceptions to Limits on Transfer.  The exercise and transfer restrictions in Section 6(f)(1) shall not apply to:

(A) transfers to the Company,

(B) the designation of a beneficiary to receive benefits in the event of the Participant’s death or, if the Participant has died, transfers to or exercise by the Participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

(C) subject to any applicable limitations on Incentive Stock Options, transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Committee,

(D) subject to any applicable limitations on Incentive Stock Options, if the Participant has suffered a disability, permitted transfers or exercises on behalf of the Participant by his or her legal representative, or

(E) the authorization by the Committee of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and the express authorization of the Committee.

7. Options.  Subject to the provisions of the Plan, the Committee may grant Options, which Options shall be evidenced by an Award Agreement in such form as the Committee shall from time to time approve. Options shall comply with and be subject to the following terms and conditions:

(a) Identification of Options.  All Options granted under the Plan that are Incentive Stock Options shall be clearly identified in the applicable Award Agreement as Incentive Stock Options. Any Options not so identified shall be deemed to be Non-Qualified Stock Options.

(b) Exercise Price.  The exercise price of any Non-Qualified Stock Option granted under the Plan shall be such price as the Committee shall determine on the date on which such Non-Qualified Stock Option is granted; provided, that such price may not be less than the 100% of the Fair Market Value of Common Shares on the date on which such Non-Qualified Stock Option is granted. The exercise price of any Incentive Stock Option granted under the Plan shall be not less than 100% of the Fair Market Value of Common Shares on the date on which such Incentive Stock Option is granted.

(c) Term and Exercise of Option

(1) Each Option shall be exercisable on such date or dates, during such period and for such number of Common Shares as shall be determined by the Committee on the date on which such Option is granted and set forth in the applicable Award Agreement; provided, however, that no Option shall be exercisable after the expiration of ten years from the date such Option was granted; and, provided, further, that each Option shall be subject to earlier termination, expiration or cancellation as provided in the Plan or the applicable Award Agreement.

(2) An Option shall be exercised by delivering notice to the Company’s principal office, to the attention of its Secretary, no less than one business day in advance of the effective date of the proposed exercise. Such notice shall be accompanied by the applicable Award Agreement, shall specify the number of Common Shares with respect to which the Option is being exercised and the effective date of the proposed exercise and shall be signed by the Participant. The Participant may withdraw such notice at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise, in which case such Award Agreement shall be returned to Participant. Payment for Common Shares purchased upon the exercise of an Option shall be made on the effective date of such exercise either in cash or such other method permitted by the Committee consistent with Section 6(e).

(d) Additional Rules Applicable to Incentive Stock Options

(1) The aggregate Fair Market Value of Common Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company shall not exceed $100,000. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted. In the event that the aggregate Fair Market Value of Common Shares with respect to such Incentive Stock Options exceeds $100,000, then Incentive Stock Options granted hereunder to such Participant shall, to the extent and in the order required by Regulations promulgated under the Code (or any other authority having the force of Regulations), automatically be deemed to be Non-Qualified Stock Options, but all other terms and provisions of such Incentive Stock Options shall remain unchanged. In the absence of such Regulations (and authority), or in the event such Regulations (or authority) require or permit a designation of the Options which shall cease to constitute incentive stock options, Incentive Stock Options shall, to the extent of such excess and in the order in which they were granted, automatically be deemed to be Non-Qualified Stock Options, but all other terms and provisions of such Incentive Stock Options shall remain unchanged.

(2) Incentive Stock Options may only be granted to employees of the Company or one of its subsidiaries (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Company and ending with the subsidiary in question). There shall be imposed in any Award Agreement relating to Incentive Stock Options such other terms and conditions as from time to time are required in order that the Option be an “incentive stock option” as that term is defined in Section 422 of the Code.

(3) No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any of its “subsidiaries” (within the meaning of Section 425 of the Code), unless (i) the exercise price of such Incentive Stock Option is at least one hundred and ten percent of the Fair Market Value of a Common Share at the time such Incentive Stock Option is granted and (ii) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

8. Stock Appreciation Rights.  SARs to receive Common Stock (or, at the discretion of the Committee, an equivalent amount of cash) equal to the excess of the Fair Market Value of Common Shares on the date the rights are surrendered over the Fair Market Value of Common Shares on the date of grant may be granted to any Eligible Person selected by the Committee. A SAR may be granted (i) in connection and simultaneously with the grant of another award, (ii) with respect to a previously granted award, or (iii) independent of another award. A SAR shall be subject to such terms and conditions not inconsistent with this Plan as the Committee shall impose and shall be evidenced by a written Award Agreement. The maximum term of a SAR shall be ten years.

9. Restricted Stock.  Subject to the provisions of the Plan, the Committee may grant shares of Restricted Stock. Each grant of shares of Restricted Stock shall be evidenced by an Award Agreement in such form as the Committee shall from time to time approve. Each grant of shares of Restricted Stock shall comply with and be subject to the following terms and conditions:

(a) Issue Date and Vesting Date.  At the time of the grant of shares of Restricted Stock, the Committee shall establish an Issue Date(s) and a Vesting Date(s) with respect to such shares of Restricted Stock. The Committee may divide Restricted Stock into classes and assign a different Issue Date and/or Vesting Date for each class. Except as provided in Section 6(f), upon an Issue Date with respect to a share of Restricted Stock, a share of Restricted Stock shall be issued in accordance with the provisions of Section 9(c). Provided that all conditions to the vesting of a share of Restricted Stock imposed pursuant to Section 9(b) are satisfied, and except as provided in Section 6(f), upon the occurrence of the Vesting Date with respect to a share of Restricted Stock, such share of Restricted Stock shall vest.

(b) Vesting.  At the time of the grant of shares of Restricted Stock, the Committee may impose such restrictions or conditions, not inconsistent with the provisions hereof, to the vesting of such shares of Restricted Stock as it, in its absolute discretion, deems appropriate. By way of example and not by way of limitation, the Committee may require, as a condition to the vesting of any class or classes of shares of Restricted Stock, that the Participant or the Company achieve certain performance criteria, the Common Shares attain certain stock price or prices, or such other criteria to be specified by the Committee at the time of the grant of such shares in the applicable Award Agreement.

(c) Issuance of Certificates.

(1) Except as provided in Section 6(f), reasonably promptly after the Issue Date with respect to shares of Restricted Stock, the Company shall cause to be issued a stock certificate, registered in the name of the Participant to whom such shares were granted, evidencing such shares; provided, that the Company shall not cause to be issued such a stock certificate unless it has received a stock power duly endorsed in blank with respect to such shares. Each stock certificate representing unvested shares of Restricted Stock shall bear the following legend:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY IS SUBJECT TO THE RESTRICTIONS, TERMS AND CONDITIONS (INCLUDING FORFEITURE AND RESTRICTIONS AGAINST TRANSFER) CONTAINED IN THE DELTA PETROLEUM CORPORATION 2009 PERFORMANCE & EQUITY INCENTIVE PLAN AND AN AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER OF SUCH SHARES AND DELTA PETROLEUM CORPORATION. A COPY OF THE PLAN AND AGREEMENT IS ON FILE IN THE OFFICE OF THE SECRETARY OF DELTA PETROLEUM CORPORATION. SUCH LEGEND SHALL NOT BE REMOVED FROM THE CERTIFICATE EVIDENCING SUCH SHARES UNTIL SUCH SHARES VEST PURSUANT TO THE TERMS HEREOF.”

(2) Each certificate issued pursuant to Section 9(c)(1) hereof, together with the stock powers relating to the shares of Restricted Stock evidenced by such certificate, shall be deposited by the Company with a custodian designated by the Company. The Company shall cause such custodian to issue to the Participant a receipt evidencing the certificates held by it which are registered in the name of the Participant.

(d) Dividends and Splits.  As a condition to the grant of an award of Restricted Stock, the Committee may require or permit a Participant to elect that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional awards under this Plan. Unless otherwise determined by the Committee, stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such stock or other property has been distributed.

(e) Consequences Upon Vesting.  Upon the vesting of a share of Restricted Stock pursuant to the terms hereof, the vesting restrictions shall cease to apply to such share. Reasonably promptly after a share of Restricted Stock vests pursuant to the terms hereof, the Company shall cause to be issued and delivered to the Participant to whom such shares were granted, a certificate evidencing such Common Shares, free of the legend set forth in Section 9(c)(1) hereof, together with any other property of the Participant held by the custodian pursuant to Section 9(c) hereof.

10. Restricted Stock Units.

(a) Grant of Restricted Stock Units.  An award of RSUs may be subject to the attainment of specified performance goals or targets, forfeitability provisions and such other terms and conditions as the Committee may determine, subject to the provisions of this Plan. At the time an award of RSUs is made, the Committee shall establish a period of time during which the RSUs shall vest.

(b) Dividend Equivalent Accounts.  If (and only if) required by the applicable Award Agreement, prior to the expiration of the applicable vesting period of an RSU, the Company shall pay dividend equivalent rights with respect to RSUs, in which case, the Company shall establish an account for the Participant and reflect in that account any securities, cash or other property comprising any dividend or property distribution with respect to the Common Shares underlying each RSU. Each amount or other property credited to any such account shall be subject to the same vesting conditions as the RSU to which it relates. The Participant shall be paid the amounts or other property credited to such account upon vesting of the RSU.

(c) Rights as a Stockholder.  Subject to the restrictions imposed under the terms and conditions of this Plan and the applicable Award Agreement, each Participant receiving RSUs shall have no rights as a stockholder with respect to such RSUs until such time as Common Shares are issued to the Participant. Except as otherwise provided in the applicable Award Agreement, Common Shares issuable under an RSU shall be treated as issued on the first date that the holder of the RSU is no longer subject to a substantial risk of forfeiture as determined for purposes of Section 409A of the Code, and the holder shall be the owner of such Common Shares on such date. An Award Agreement may provide that issuance of Common Shares under an RSU may be deferred beyond the first date that the RSU is no longer subject to a substantial risk of forfeiture, provided that such deferral is structured in a manner that is intended to comply with the requirements of Section 409A of the Code.

11. Phantom Stock.  Subject to the provisions of the Plan, the Committee may grant shares of Phantom Stock. Each grant of shares of Phantom Stock shall be evidenced by an Award Agreement in such form as the Committee shall from time to time approve. Each grant of shares of Phantom Stock shall comply with and be subject to the following terms and conditions:

(a) Vesting.  At the time of the grant of shares of Phantom Stock, the Committee shall establish a Vesting Date(s) with respect to such shares. The Committee may divide such shares into classes and assign a different Vesting Date for each class. Provided that all conditions to the vesting of a share of Phantom Stock imposed pursuant to Section 11(c) hereof are satisfied, and except as provided in Section 6(f), upon the occurrence of the Vesting Date with respect to a share of Phantom Stock, such share shall vest.

(b) Benefit Upon Vesting.  Upon the vesting of a share of Phantom Stock, a Participant shall be entitled to receive in cash, within 30 days of the date on which such share vests, an amount in cash in a lump sum equal to the sum of (i) the Fair Market Value of a Common Share of the Company on the date on which such share of Phantom Stock vests and (ii) the aggregate amount of cash dividends paid with respect to a Common Share of the Company, if any, during the period commencing on the date on which the share of Phantom Stock was granted and terminating on the date on which such share vests.

(c) Conditions to Vesting.  At the time of the grant of shares of Phantom Stock, the Committee may impose such restrictions or conditions, not inconsistent with the provisions hereof, to the vesting of such shares as it, in its absolute discretion, deems appropriate. By way of example and not by way of limitation, the Committee may require, as a condition to the vesting of any class or classes of shares of Phantom Stock, that the Participant or the Company achieve certain performance criteria, such criteria to be specified by the Committee at the time of the grant of such shares.

12. Stock Bonuses.  Subject to the provisions of the Plan, the Committee may grant Stock Bonuses in such amounts as it shall determine from time to time. A Stock Bonus shall be paid at such time and subject to such conditions as the Committee shall determine at the time of the grant of such Stock Bonus. Certificates for Common Shares granted as a Stock Bonus shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is required to be paid.

13. Cash Bonuses.  Subject to the provisions of the Plan, the Committee may grant a cash bonus in such amounts as it shall determine from time to time. A Cash Bonus shall be paid at such time and subject to such conditions as the Committee shall determine at the time of the grant of such Cash Bonus.

14. Effect of Termination of Service on Awards.

(a) Termination of Employment.

(1) The Committee shall establish the effect of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. If the Participant is not an employee of the Company or one of its Subsidiaries and provides other services to the Company or one of its Subsidiaries, the Committee shall be the sole judge for purposes of this Plan (unless a contract or the Award Agreement otherwise provides) of whether the Participant continues to render services to the Company or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

(2) For awards of Options, unless the Award Agreement provides otherwise, the exercise period of such Options shall expire: (1) 3 months after the last day that the Participant is employed by or provides services to the Company or a Subsidiary; (2) in the case of a Participant whose termination of employment is due to death, 12 months after the last day that the Participant is employed by or provides services to the Company or a Subsidiary; (3); in the case of a Participant whose termination of employment is due to disability (as defined in the applicable Award Agreement), 12 months after the last day that the Participant is employed by or provides services to the Company or a Subsidiary; and (4) immediately upon the last day the Participant is employed by or provides services to the Company or a Subsidiary for any Participant whose employment or services are terminated for “cause” (as defined in the applicable Award Agreement). The Committee will, in its absolute discretion, determine the effect of all matters and questions relating to a termination of employment, including, but not by way of limitation, the question of whether a leave of absence constitutes a termination of employment and whether a Participant’s termination is for “cause.”

(3) For awards of Restricted Stock, unless the Award Agreement provides otherwise, Restricted Stock that is subject to restrictions at the time that a Participant whose employment or service is terminated shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(b) Events Not Deemed Terminations of Service.  Unless the express policy of the Company or one of its Subsidiaries, or the Committee, otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Company or one of its Subsidiaries, or the Committee; provided that unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than 3 months. In the case of any employee of the Company or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Company or one of its Subsidiaries may be suspended until the employee returns to service, unless the Committee otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of the term set forth in the Award Agreement.

(c) Effect of Change of Subsidiary Status.  For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Company, a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of another entity within the Company or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status.

15. No Special Employment Rights; No Right to Award.

Nothing contained in the Plan or any award shall confer upon any Participant any right with respect to the continuation of Participant’s employment by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an award.

No person shall have any claim or right to receive an award hereunder. The Committee’s granting of an award to a Participant at any time shall neither require the Committee to grant an award to such Participant or any other Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person.

16. Adjustments; Acceleration.

(a) Adjustments.  Except where the Committee determines that the provisions of Section 16(c) shall govern in lieu of this Section 16(a), upon any of the events described in this Section 16(a), or in contemplation of: any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split (“stock split”); any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Shares (whether in the form of securities or property); any exchange of Common Shares or other securities of the Company, or any similar, unusual or extraordinary corporate transaction in respect of Common Shares; or a sale of all or substantially all the business or assets of the Company as an entirety; then the Committee shall in such manner, to such extent (if any) and at such time as it deems appropriate and equitable in the circumstances:

(1) proportionately adjust any or all of (1) the number and type of Common Shares (or other securities) that thereafter may be made the subject of awards (including the number of shares provided for in this Plan), (2) the number, amount and type of Common Shares (or other securities or property) subject to any or all outstanding awards, (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any or all outstanding awards, (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, or (5) (subject to Sections 16(g) and 22(a)) the performance standards applicable to any outstanding awards (provided that no adjustment shall be allowed to the extent inconsistent with the requirements of Code section 162(m)), or

(2) make provision for a cash payment or for the assumption, substitution or exchange of any or all outstanding share-based awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based awards, based upon the distribution or consideration payable to holders of Common Shares upon or in respect of such event.

The Committee may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of Options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award. With respect to any award of an Incentive Stock Option, the Committee may make such an adjustment that causes the Option to cease to qualify as an Incentive Stock Option without the consent of the affected Participant.

In any of such events, the Committee may take such action prior to such event to the extent that the Committee deems the action necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to stockholders generally. In the case of any stock split, if no action is taken by the Committee, the proportionate adjustments contemplated by clause (1) above shall nevertheless be made.

Any adjustment, substitution or exchange made pursuant to this Section 16(a) shall be made in a manner that, in the good faith determination of the Committee, will not likely result in the imposition of additional taxes or interest under Section 409A of the Code.

(b) Automatic Acceleration of Awards.  Except as otherwise provided in Section 16(c), upon a dissolution of the Company or other event described in Section 16(a) that the Company does not survive (or does not survive as a public company in respect of its Common Shares), then each then-outstanding Option and SAR shall become fully vested, all shares of Restricted Stock then outstanding shall fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award; provided that such acceleration provision shall not apply, unless otherwise expressly provided by the Committee, with respect to any award to the extent that the Committee has made a provision for the substitution, assumption, exchange or other continuation or settlement of the award, or the award would otherwise continue in accordance with its terms, in the circumstances; provided, further, that no such acceleration of amounts payable shall apply to compensation that has been deferred for purposes of Section 409A unless the Committee determines that the acceleration will not result in the imposition of additional taxes or interest under Section 409A.

(c) Change in Control.  In the applicable Award Agreement or by other action, the Committee, in its discretion, may provide that any outstanding Option or SAR shall become fully vested, any share of Restricted Stock then outstanding shall fully vest free of restrictions, and any other award granted under this Plan that is then outstanding shall vest, or be payable to the holder of such award, as applicable, upon the occurrence of a Change in Control. Notwithstanding the foregoing, no compensation that has been deferred for purposes of Section 409A of the Code shall be payable as a result of a Change in Control unless the Change in Control qualifies as a change in ownership or effective control of the Company within the meaning of Section 409A of the Code.

(d) Early Termination of Awards.  Any award that has been accelerated as required or contemplated by Section 16(b) or 16(c) (or would have been so accelerated but for Section 16(e), 16(f) or 16(g)) shall terminate upon the related event referred to in Section 16(b) or 16(c), as applicable, subject to any provision that has been expressly made by the Committee, through a plan of reorganization or otherwise, for the survival, substitution, assumption, exchange or other continuation or settlement of such award and provided that, in the case of Options and SARs that will not survive, be substituted for, assumed, exchanged, or otherwise continued or settled in the transaction, the holder of such award shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding Options and SARs in accordance with their terms before the termination of such awards (except that in no case shall more than ten days’ notice of accelerated vesting and the impending termination be required and any acceleration may be made contingent upon the actual occurrence of the event).

(e) Other Acceleration Rules.  Any acceleration of awards pursuant to this Section 16 shall comply with applicable legal requirements and, if necessary to accomplish the purposes of the acceleration or if the circumstances require, may be deemed by the Committee to occur a limited period of time not greater than 30 days before the event. Without limiting the generality of the foregoing, the Committee may deem an acceleration to occur immediately prior to the applicable event and/or reinstate the original terms of an award if an event giving rise to an acceleration does not occur. Notwithstanding any other provision of the Plan to the contrary, the Committee may override the provisions of Section 16(b), 16(c), 16(d) and/or 16(f) by express provision in the Award Agreement or otherwise. In addition, the Committee may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the Award Agreement or otherwise, in such circumstances as the Committee may approve. The portion of any Incentive Stock Option accelerated pursuant to Section 16(c) or any other action permitted hereunder shall remain exercisable as an Incentive Stock Option only to the extent the applicable $100,000 limitation on Incentive Stock Options is not exceeded. To the extent exceeded, the accelerated portion of the Option shall be exercisable as a Non-Qualified Stock Option under the Code.

(f) Possible Rescission of Acceleration.  If the vesting of an award has been accelerated expressly in anticipation of an event or upon stockholder approval of an event and the Committee later determines that the event will not occur, the Committee may rescind the effect of the acceleration as to any then outstanding and unexercised or otherwise unvested awards; provided that, in the case of any compensation that has been deferred for purposes of Section 409A of the Code, the Committee determines that such rescission will not likely result in the imposition of additional tax or interest under Code Section 409A.

(g) Golden Parachute Limitation.  Notwithstanding anything else contained in this Section 16 to the contrary, in no event shall an award be accelerated under this Plan to an extent or in a manner which would not be fully deductible by the Company or one of its Subsidiaries for federal income tax purposes because of Section 280G of the Code, nor shall any payment hereunder be accelerated to the extent any portion of such accelerated payment would not be deductible by the Company or one of its Subsidiaries because of Section 280G of the Code. If a Participant would be entitled to benefits or payments hereunder and under any other plan or program that would constitute “parachute payments” as defined in Section 280G of the Code, then the Participant may by written notice to the Company designate the order in which such parachute payments will be reduced or modified so that the Company or one of its Subsidiaries is not denied federal income tax deductions for any “parachute payments” because of Section 280G of the Code. Notwithstanding the foregoing, if a Participant is a party to an employment or other agreement with the Company or one of its Subsidiaries, or is a Participant in a severance program sponsored by the Company or one of its Subsidiaries, that contains express provisions regarding Section 280G and/or Section 4999 of the Code (or any similar successor provision), the Section 280G and/or Section 4999 provisions of such employment or other agreement or plan, as applicable, shall control as to any awards held by that Participant (for example, and without limitation, a Participant may be a party to an employment agreement with the Company or one of its Subsidiaries that provides for a “gross-up” as opposed to a “cut-back” in the event that the Section 280G thresholds are reached or exceeded in connection with a change in control and, in such event, the Section 280G and/or Section 4999 provisions of such employment agreement shall control as to any awards held by that Participant).

17. Securities Matters

(a) Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing Common Shares pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Common Shares are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing Common Shares pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

(b) The exercise of any Option granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Common Shares pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Common Shares are traded. The Company may, in its sole discretion, defer the effectiveness of any exercise of an Option granted hereunder in order to allow the issuance of Common Shares pursuant thereto to be made pursuant to registration or an exemption from the registration or other methods for compliance available under federal or state securities laws. The Company shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option granted hereunder. During the period that the effectiveness of the exercise of an Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

(c) With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan, the grant of an award, or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

18. Withholding Obligation.  The Company may in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Shares from the Common Shares Stock issued or otherwise issuable to the Participant in connection with the award; or (iii) by such other method as may be set forth in the applicable Award Agreement.

19. No Obligation to Exercise.  The grant to a Participant of an Option, SAR or other award shall impose no obligation upon such Participant to exercise such award.

20. Expenses and Receipts.  The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any award will be used for general corporate purposes.

21. Suspension or Termination of Award.  In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant to comply with any of the terms and conditions of the Plan or the Award Agreement executed by such Participant evidencing an award, unless such failure is remedied by such Participant within ten days after having been notified of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such award, in whole or in part, as the Committee may determine.

22. Plan Construction.

(a) Rule 16b-3.  It is the intent of the Company that the awards and transactions permitted by awards be interpreted in a manner that, in the case of Participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Company shall have no liability to any Participant for Section 16 consequences of awards or events under awards if an award or event does not so qualify.

(b) Section 162(m).  Awards under 6(a)(iii) through 6(a)(viii) to persons described in Section 6(b) that are either granted or become vested, exercisable or payable based on attainment of one or more performance goals related to the Business Criteria, as well as Qualifying Options and Qualifying SARs granted to persons described in Section 6(b), that are approved by a committee composed solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code) shall be deemed to be intended as performance-based compensation within the meaning of Section 162(m) of the Code unless such committee provides otherwise at the time of grant of the award. It is the further intent of the Company that (to the extent the Company or one of its Subsidiaries or awards under this Plan may be or become subject to limitations on deductibility under Section 162(m) of the Code) any such awards and any other Performance-Based Awards under Section 6(b) that are granted to or held by a person subject to Section 162(m) will qualify as performance-based compensation or otherwise be exempt from deductibility limitations under Section 162(m).

(c) Code Section 409A Compliance.  The Board intends that, except as may be otherwise determined by the Committee, any awards under the Plan are either exempt from or satisfy the requirements of Section 409A of the Code and related regulations and Treasury pronouncements (“Section 409A”) to avoid the imposition of any taxes, including additional income or penalty taxes, thereunder. If the Committee determines that an award, Award Agreement, acceleration, adjustment to the terms of an award, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant’s award to become subject to Section 409A, unless the Committee expressly determines otherwise, such award, Award Agreement, payment, acceleration, adjustment, distribution, deferral election, transaction or other action or arrangement shall not be undertaken and the related provisions of the Plan and/or Award Agreement will be deemed modified or, if necessary, rescinded in order to comply with the requirements of Section 409A to the extent determined by the Committee without the content or notice to the Participant.

(d) No Guarantee of Favorable Tax Treatment.  Although the Company intends that awards under the Plan will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local or foreign law. The Company shall not be liable to any Participant for any tax, interest or penalties the Participant might owe as a result of the grant, holding, vesting, exercise or payment of any award under the Plan.

23. Effective Date, Termination and Suspension, Amendments.

(a) Effective Date of Plan.  This Plan is effective as of July 30, 2009, the date of its approval by the Board (the “Effective Date”). This Plan shall be submitted for and subject to stockholder approval no later than twelve months after the Effective Date. Unless earlier terminated by the Board, this Plan shall terminate at the close of business on the day before the tenth anniversary of the Effective Date. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Committee with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

(b) Board Authorization.  The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.

(c) Stockholder Approval.  To the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the Code to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to stockholder approval.

(d) Amendments to Awards.  Without limiting any other express authority of the Committee under (but subject to) the express limits of this Plan, the Committee by agreement or resolution may waive conditions of or limitations on awards to Participants that the Committee in the prior exercise of its discretion has imposed, without the consent of a Participant, and (subject to the requirements of Sections 4(b) and 23(e)) may make other changes to the terms and conditions of awards. Any amendment or other action that would constitute a repricing of an award is subject to the limitations set forth in Section 4(b)(7).

(e) Limitations on Amendments to Plan and Awards.  No amendment, suspension or termination of this Plan or change of or affecting any outstanding award shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Company under any award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 16 shall not be deemed to constitute changes or amendments for purposes of this Section 23.

24. Governing Law; Severability.

(a) Choice of Law.  This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Delaware.

(b) Severability.  If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

25. Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Company.  Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of Options, SARs, Restricted Stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Company or one of its Subsidiaries, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Company or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Shares in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Company, as a result of the assumption by the Company of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Company or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan. Any adjustment, substitution or assumption made pursuant to this Section 25 shall be made in a manner that, in the good faith determination of the Committee, will not likely result in the imposition of additional taxes or interest under Section 409A of the Code.

26. Non-Exclusivity of Plan.  Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Common Shares, under any other plan or authority.

27. No Corporate Action Restriction.  The existence of this Plan, the Award Agreements and the awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Company to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Company or any Subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Company or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Company or any Subsidiary, (d) any dissolution or liquidation of the Company or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Company or any Subsidiary, or (f) any other corporate act or proceeding by the Company or any Subsidiary. No Participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Committee, or the Company or any employees, officers or agents of the Company or any Subsidiary, as a result of any such action.